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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT


The Board of Directors
infoUSA Inc.:

We consent to incorporation by reference in the registration statements (No. 333-37865, No. 333-82933, No. 33-91194, No. 333-77417, No. 333-43391, No.
33-59256, No. 333-73106 and No. 333-73092) on Form S-8 of infoUSA Inc. of our reports dated January 15, 2004, except Note 20 which is as of February 2, 2004, relating to the consolidated balance sheets as of December 31, 2003 and 2002, of infoUSA Inc. and subsidiaries and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three year period ended December 31, 2003, and related schedule, which reports appears in the December 31, 2003, annual report on Form 10-K of infoUSA Inc.

Our report refers to the Company's adoption of Statement of Financial Accounting Standard (SFAS) No. 141, "Business Combinations," for all acquisitions subsequent to July 1, 2001 and SFAS No. 142, "Goodwill and Other Intangible Assets" as of January 1, 2002.

                                                             /s/ KPMG LLP
                                                             -------------------
                                                             KPMG LLP

Omaha, Nebraska
March 12, 2004